EXHIBIT 99.1
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD REPORTS SECOND
QUARTER 2007 OPERATING RESULTS; DECLARES QUARTERLY DIVIDEND
OF $0.15 PER COMMON SHARE
PEMBROKE, BERMUDA, August 7, 2007 - Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported net income of $123.3 million, or $1.96 per diluted share, for the second quarter 2007 compared to net income of $102.4 million, or $2.02 per diluted share, for the second quarter 2006. Net income for the six months ended June 30, 2007 was $237.2 million, or $3.81 per diluted share, compared to net income of $200.5 million, or $3.96 per diluted share, for the first six months of 2006.
The company reported operating income of $125.3 million, or $1.99 per diluted share, for the second quarter 2007 compared to operating income of $112.1 million, or $2.21 per diluted share, for the second quarter 2006. Operating income for the six months ended June 30, 2007 was $245.7 million, or $3.95 per diluted share, compared to operating income of $216.0 million, or $4.26 per diluted share, for the first six months of 2006. The decrease in diluted earnings per share amounts reflects the increase in the number of common shares outstanding resulting primarily from the company’s initial public offering in July 2006.
President and Chief Executive Officer Scott Carmilani commented, “Allied World continues to produce impressive results and generate strong book value growth for our shareholders. This is our sixth consecutive quarter with operating income in excess of $100 million and annualized operating income and net income return on average equity in excess of 20%. Enhancing the strong underwriting performance achieved in each of our business segments, we continue to reap the benefits of historically strong operating cash flows and significant investment income momentum.”
Mr. Carmilani added, “Despite the challenging market conditions that currently exist, we expect continued strong performance going forward as we continue to leverage our global operating platforms and diversified product lines to retain attractive business and find new opportunities that meet our return targets. We continue to be supported by strong ratings, a conservative balance sheet and an expanding invested asset base.”
Underwriting Results
Gross premiums written were $530.5 million in the second quarter 2007, a 2.4% increase compared to $518.3 million in the second quarter 2006. This increase was primarily due to increased gross premiums written in the reinsurance segment, which was a result of the early renewal of one large treaty that previously renewed in the third quarter of 2006. For the six months ended June 30, 2007, gross premiums written totaled $969.0 million, a 4.7% decrease compared to $1,016.4 million in the first six months of 2006. Gross premiums written for both the three and six months ended June 30, 2007 were reduced by the non-renewal of business that did not meet our underwriting requirements (which included pricing and/or policy terms and conditions), increased competition and decreasing rates for new and renewal business.

Net premiums written were $386.6 million in the second quarter 2007, a 4.4% increase compared to $370.3 million in the second quarter 2006. The increase in net premiums written was primarily due to increased gross premiums written in the reinsurance segment and a reduction in ceded premiums in the company’s property segment. For the six months ended June 30, 2007, net premiums written totaled $744.4 million, a 6.7% decrease compared to $797.8 million in the first six months of 2006. The decrease in net premiums written reflected the decrease in gross premiums written and the increased utilization of reinsurance in the casualty segment.
Net premiums earned in the second quarter 2007 were $303.1 million, a 0.8% decrease compared to $305.5 million for the second quarter 2006. For the six months ended June 30, 2007, net premiums earned totaled $589.7 million, a 4.0% decrease from net premiums earned of $614.5 million in the first six months of 2006. These decreases also reflect the increased utilization of reinsurance in the casualty segment.
The combined ratio was 80.0% in the second quarter 2007 compared to 78.2% in second quarter 2006. The loss and loss expense ratio was 58.1% in the second quarter 2007 compared to 58.9% in the second quarter 2006. During the second quarter 2007, the company recorded net favorable reserve development on prior accident years of $32.4 million, a benefit of 10.7 percentage points to the company’s loss ratio for this quarter. In the second quarter 2006, the company recorded net favorable reserve development on prior accident years of $29.0 million, a benefit of 9.5 percentage points to the company’s loss ratio for that quarter. The combined ratio for the six months ended June 30, 2007 was 79.9% compared to 81.6% for the first six months of 2006.
Investment Results
Net investment income in the second quarter 2007 was $73.9 million, an increase of 34.6% over the $54.9 million of net investment income in the second quarter 2006. For the six months ended June 30, 2007, net investment income was $146.6 million, an increase of 25.3% over the $116.9 million of net investment income in the first six months of 2006. These increases primarily reflect the growth in the company’s invested asset base driven by positive operating cash flows, the proceeds from the company’s July 2006 initial public offering and increased interest rates. During the second quarter 2007, the company recorded net realized investment losses of $1.5 million compared to net realized investment losses of $10.2 million in the second quarter 2006. For the six months ended June 30, 2007, net realized investment losses were $8.0 million compared to net realized investment losses of $15.4 million in the first six months of 2006.
Shareholders’ Equity
As of June 30, 2007, shareholders’ equity was $2.4 billion compared to $2.2 billion reported at December 31, 2006. Diluted book value per share was $37.52 as of June 30, 2007. The company’s annualized net income return on average equity for the three and six months ended June 30, 2007 was 20.7% and 20.4%, respectively. The company’s annualized operating return on average equity for the three and six months ended June 30, 2007 was 21.0% and 21.1%, respectively.
Quarterly Dividend
Allied World’s board of directors has declared a quarterly dividend of $0.15 per common share. The dividend will be payable on September 13, 2007 to shareholders of record as of the close of business on August 28, 2007.
Conference Call
Allied World will host a conference call on Wednesday, August 8, 2007 at 8:30 a.m. (Eastern Time) to discuss its second quarter financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 314-5050 (U.S. and Canada callers) or (617) 213-8051 (international callers) and entering the passcode 47056208 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Wednesday, August 22, 2007 by dialing (888) 286-8010 (U.S. and Canada callers) or (617) 801-6888 (international callers) and entering the passcode 82915625. In addition, the webcast will remain available online through Wednesday, August 22, 2007 at www.awac.com.
Financial Supplement
A financial supplement relating to the second quarter 2007 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non-GAAP financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”).
“Operating income” is an internal performance measure used by the company in the management of its operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses and foreign exchange gains or losses. The company excludes net realized investment gains or losses and net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. The company believes these amounts are largely independent of its business and underwriting process and including them may distort the analysis of trends in its insurance and reinsurance operations. In addition to presenting net income determined in accordance with GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the company’s results of operations in a manner similar to how management analyzes the company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is a better measure of calculating shareholder returns than book value per share.
“Annualized net income return on average equity” (“ROAE”) is calculated using average equity, excluding the average after tax unrealized gains or losses on investments. Unrealized gains (losses) on investments are primarily the result of interest rate movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
“Annualized operating return on average equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized return on average equity explanation above.
Reconciliations of these financial measures to their most directly comparable GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its insurance subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Our insurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Our Bermuda and U.S. insurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World Assurance Company, please visit our website at www.awac.com.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues:
Gross premiums written	$530,549	$518,316	$968,955	$1,016,436
Premiums ceded	(143,962)	(147,978)	(224,524)	(218,595)

Net premiums written	386,587	370,338	744,431	797,841
Change in unearned premiums	(83,468)	(64,821)	(154,746)	(183,381)

Net premiums earned	303,119	305,517	589,685	614,460
Net investment income	73,937	54,943	146,585	116,944
Net realized investment losses	(1,481)	(10,172)	(7,965)	(15,408)

Total revenue	375,575	350,288	728,305	715,996

Expenses:
Net losses and loss expenses	176,225	179,844	342,220	385,804
Acquisition costs	31,872	32,663	61,068	69,135
General and administrative expenses	34,432	26,257	67,635	46,579
Interest expense	9,482	7,076	18,856	13,527
Foreign exchange loss (gain)	532	(475)	564	70

Total expenses	252,543	245,365	490,343	515,115

Income before income taxes	123,032	104,923	237,962	200,881
Income tax (recovery) expense	(255)	2,553	754	390

NET INCOME	$123,287	$102,370	$237,208	$200,491

PER SHARE DATA:
Basic earnings per share	$2.04	$2.04	$3.95	$4.00
Diluted earnings per share	$1.96	$2.02	$3.81	$3.96
Weighted average common shares outstanding	60,397,591	50,162,842	60,028,523	50,162,842
Weighted average common shares and common share equivalents outstanding	62,874,235	50,682,557	62,277,010	50,637,809
Dividends declared per share	$0.15	$—	$0.30	$—

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2007	2006

ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2007: $5,737,857; 2006: $5,188,379)	$5,689,348	$5,177,812
Other invested assets available for sale, at fair value (cost: 2007: $202,016; 2006: $245,657)	227,173	262,557

Total investments	5,916,521	5,440,369
Cash and cash equivalents	270,571	366,817
Restricted cash	51,896	138,223
Securities lending collateral	503,517	304,742
Insurance balances receivable	450,612	304,261
Prepaid reinsurance	209,522	159,719
Reinsurance recoverable	679,198	689,105
Accrued investment income	56,355	51,112
Deferred acquisition costs	131,368	100,326
Intangible assets	3,920	3,920
Balances receivable on sale of investments	53,089	16,545
Net deferred tax assets	3,863	5,094
Other assets	45,175	40,347

Total assets	$8,375,607	$7,620,580

LIABILITIES:
Reserve for losses and loss expenses	$3,743,680	$3,636,997
Unearned premiums	1,018,347	813,797
Unearned ceding commissions	35,612	23,914
Reinsurance balances payable	122,344	82,212
Securities lending payable	503,517	304,742
Balances due on purchase of investments	21	—
Senior notes	498,629	498,577
Accounts payable and accrued liabilities	35,271	40,257

Total liabilities	$5,957,421	$5,400,496

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.03 per share, issued and outstanding 2007: 60,405,307 shares; 2006: 60,287,696 shares	1,812	1,809
Additional paid-in capital	1,833,737	1,822,607
Retained earnings	608,300	389,204
Accumulated other comprehensive (loss) income: net unrealized (losses) gains on investments, net of tax	(25,663)	6,464

Total shareholders’ equity	2,418,186	2,220,084

Total liabilities and shareholders’ equity	$8,375,607	$7,620,580

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

Quarter Ended June 30, 2007	Property	Casualty	Reinsurance	Total

Gross premiums written	$156,463	$188,091	$185,995	$530,549
Net premiums written	58,947	141,620	186,020	386,587
Net premiums earned	48,318	123,715	131,086	303,119
Net losses and loss expenses	(34,149)	(60,908)	(81,168)	(176,225)
Acquisition costs	(105)	(5,033)	(26,734)	(31,872)
General and administrative expenses	(8,163)	(16,711)	(9,558)	(34,432)

Underwriting income	5,901	41,063	13,626	60,590
Net investment income				73,937
Net realized investment losses				(1,481)
Interest expense				(9,482)
Foreign exchange loss				(532)

Income before income taxes				$123,032

GAAP Ratios:
Loss and loss expense ratio	70.7%	49.2%	61.9%	58.1%
Acquisition cost ratio	0.2%	4.1%	20.4%	10.5%
General and administrative expense ratio	16.9%	13.5%	7.3%	11.4%

Combined ratio	87.8%	66.8%	89.6%	80.0%

Quarter Ended June 30, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$166,861	$200,004	$151,451	$518,316
Net premiums written	44,756	172,725	152,857	370,338
Net premiums earned	45,955	133,321	126,241	305,517
Net losses and loss expenses	(24,729)	(82,411)	(72,704)	(179,844)
Acquisition costs	777	(6,955)	(26,485)	(32,663)
General and administrative expenses	(6,845)	(13,118)	(6,294)	(26,257)

Underwriting income	15,158	30,837	20,758	66,753
Net investment income				54,943
Net realized investment losses				(10,172)
Interest expense				(7,076)
Foreign exchange gain				475

Income before income taxes				$104,923

GAAP Ratios:
Loss and loss expense ratio	53.8%	61.8%	57.6%	58.9%
Acquisition cost ratio	(1.7%)	5.2%	21.0%	10.7%
General and administrative expense ratio	14.9%	9.9%	5.0%	8.6%

Combined ratio	67.0%	76.9%	83.6%	78.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

Six Months Ended June 30, 2007	Property	Casualty	Reinsurance	Total

Gross premiums written	$258,328	$313,280	$397,347	$968,955
Net premiums written	105,079	242,265	397,087	744,431
Net premiums earned	92,809	248,124	248,752	589,685
Net losses and loss expenses	(41,014)	(151,275)	(149,931)	(342,220)
Acquisition costs	(437)	(11,071)	(49,560)	(61,068)
General and administrative expenses	(15,920)	(32,018)	(19,697)	(67,635)

Underwriting income	35,438	53,760	29,564	118,762
Net investment income				146,585
Net realized investment losses				(7,965)
Interest expense				(18,856)
Foreign exchange loss				(564)

Income before income taxes				$237,962

GAAP Ratios:
Loss and loss expense ratio	44.2%	61.0%	60.3%	58.0%
Acquisition cost ratio	0.4%	4.4%	19.9%	10.4%
General and administrative expense ratio	17.2%	12.9%	7.9%	11.5%

Combined ratio	61.8%	78.3%	88.1%	79.9%

Six Months Ended June 30, 2006	Property	Casualty	Reinsurance	Total

Gross premiums written	$286,680	$330,498	$399,258	$1,016,436
Net premiums written	111,953	286,919	398,969	797,841
Net premiums earned	95,057	265,303	254,100	614,460
Net losses and loss expenses	(58,048)	(180,014)	(147,742)	(385,804)
Acquisition costs	2,258	(16,274)	(55,119)	(69,135)
General and administrative expenses	(11,960)	(22,980)	(11,639)	(46,579)

Underwriting income	27,307	46,035	39,600	112,942
Net investment income				116,944
Net realized investment losses				(15,408)
Interest expense				(13,527)
Foreign exchange loss				(70)

Income before income taxes				$200,881

GAAP Ratios:
Loss and loss expense ratio	61.1%	67.9%	58.1%	62.8%
Acquisition cost ratio	(2.4%)	6.1%	21.7%	11.2%
General and administrative expense ratio	12.6%	8.7%	4.6%	7.6%

Combined ratio	71.3%	82.7%	84.4%	81.6%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net income	$123,287	$102,370	$237,208	$200,491
Net realized investment losses	1,481	10,172	7,965	15,408
Foreign exchange loss (gain)	532	(475)	564	70

Operating income	$125,300	$112,067	$245,737	$215,969

Weighted average common shares outstanding:
Basic	60,397,591	50,162,842	60,028,523	50,162,842
Diluted	62,874,235	50,682,557	62,277,010	50,637,809
Basic per share data:
Net income	$2.04	$2.04	$3.95	$4.00
Net realized investment losses	0.02	0.20	0.13	0.31
Foreign exchange loss (gain)	0.01	(0.01)	0.01	—

Operating income	$2.07	$2.23	$4.09	$4.31

Diluted per share data
Net income	$1.96	$2.02	$3.81	$3.96
Net realized investment losses	0.02	0.20	0.13	0.30
Foreign exchange loss (gain)	0.01	(0.01)	0.01	—

Operating income	$1.99	$2.21	$3.95	$4.26

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2007	2006
Price per share at period end	$51.25	$43.63
Total shareholders’ equity	2,418,186	2,220,084
Basic common shares outstanding	60,405,307	60,287,696
Add: unvested restricted share units	828,657	704,372
Add: Long-Term Incentive Plan (LTIP) share units	886,251	342,501
Add: dilutive options/warrants outstanding	6,764,564	6,695,990
Weighted average exercise price per share	$33.59	$33.02
Deduct: options bought back via treasury method	(4,433,857)	(5,067,534)

Common shares and common share equivalents outstanding	64,450,922	62,963,025

Basic book value per common share	$40.03	$36.82
Diluted book value per common share	$37.52	$35.26

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Opening shareholders’ equity	$2,355,978	$1,478,907	$2,220,084	$1,420,266
(Deduct)/add: accumulated other comprehensive (income)/loss	(31,481)	64,988	(6,464)	25,508

Adjusted opening shareholders’ equity	2,324,497	1,543,895	2,213,620	1,445,774
Closing shareholders’ equity	2,418,186	1,565,062	2,418,186	1,565,062
Add: accumulated other comprehensive loss	25,663	83,144	25,663	83,144

Adjusted closing shareholders’ equity	2,443,849	1,648,206	2,443,849	1,648,206
Average shareholders’ equity	$2,384,173	$1,596,051	$2,328,735	$1,546,990

Net income available to shareholders	$123,287	$102,370	$237,208	$200,491
Annualized net income available to shareholders	493,148	409,480	474,416	400,982
Annualized return on average shareholders’ equity — net income available to shareholders	20.7%	25.7%	20.4%	25.9%

Operating income available to shareholders	$125,300	$112,067	$245,737	$215,969
Annualized operating income available to shareholders	501,200	448,268	491,474	431,938
Annualized return on average shareholders’ equity — operating income available to shareholders	21.0%	28.1%	21.1%	27.9%

For further information, please contact:

Investor Contact:	Media Contact:
Keith J. Lennox	Jamie Tully/Susan Burns
Allied World Assurance Company Holdings, Ltd	Sard Verbinnen & Co
212-635-5319	212-687-8080
keith.lennox@awac.com	jtully@sardverb.com
sburns@sardverb.com